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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934.


                     Date of Report        November 15, 2002

                         SBA COMMUNICATIONS CORPORATION
                         ------------------------------
             (Exact name of registrant as specified in its charter)


            Florida                        000-30110             65-0716501
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 (State or other jurisdiction of    Commission File Number    (I.R.S. Employer
incorporation or organization)                               Identification No.)


  5900 Broken Sound Parkway NW             Boca Raton, Florida         33487
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(Address of principal executive offices)                             (Zip code)


                                 (561) 995-7670
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              (Registrant's telephone number, including area code)


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Item 5   Other Events and Required FD Disclosure

         SBA Communications Corporation (the "Company") received a notice from Nasdaq Listing Qualifications of The Nasdaq Stock Market, Inc. ("Nasdaq") dated November 12, 2002 indicating that the Company was not in compliance with Marketplace Rule 4450(a)(5), because the Company's Class A Common Stock has closed below the minimum $1.00 per share requirement during the past 30 consecutive trading days. The Company has been granted until February 10, 2003 to regain compliance with Marketplace Rule 4450(a)(5). If at any time before February 10, 2003, the bid price of the Company's Class A Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive trading days, the Company will regain compliance. If compliance with this requirement is not demonstrated by February 10, 2003, Nasdaq will provide written notification that the Company's Class A Common Stock will be delisted from the Nasdaq National Market, at which time, the Company may appeal Nasdaq's determination.

         The Nasdaq notice stated that the Company may want to apply to transfer its Class A Common Stock to the Nasdaq SmallCap Market provided that the Company satisfies the continued inclusion requirements for that market. If the Company submits a transfer application and pays the applicable listing fees by February 10, 2003, the initiation of the delisting proceedings will be stayed pending Nasdaq's review of the application. If the Company is unable to meet the minimum maintenance requirements during the initial grace period, or its application to transfer to the Nasdaq SmallCap Market, if made, is denied, then the Company would be subject to delisting. Delisting of the Company's Class A Common Stock could materially affect the market price and liquidity of the Class A Common Stock and the Company's future ability to raise necessary capital.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 15, 2002                          /s/  John F. Fiedor
                                           -------------------
                                           John F. Fiedor
                                           Chief Accounting Officer